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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 13, 2000.

                           VentureNet Capital Group
            (Exact Name of Registrant as specified in its charter)

           Delaware                  33-21481-FW               76-0246940
   (State of Incorporation)     (Commission file No.)        (IRS Employer
                                                               ID Number)

        405 Central Avenue, Lobby Level, St. Petersburg, Florida 33701
                        (Address of Principal Offices)

                  Registrant's telephone number: 727-896-9696


Item 2. Acquisition or Disposition of Assets.

VentureNet Capital Group (VNTN) announces that its share exchange agreement with Michael Brette has not closed. On June 13, 2000, Michael Brette entered into a share exchange agreement with Internet Stock Market Resources, Inc. (ISMR); Internet Stock Market, Resources, Inc. subsequently changed its name to VentureNet, Inc. The agreement called for Michael Brette to contribute to Internet Stock Market Resources, Inc. (ISMR), designated shares of common stock having a fair market value of $43,309,000 million at closing, and for Michael Brette to be appointed to the board of directors of ISMR. A. N. Kyriakides submitted his resignation effective upon closing. See a copy of the share exchange agreement attached.

Michael Brette never delivered the $43,309,000 and the transaction was never closed. Michael Brette was never appointed to the board of directors and A. N. Kyriakides resignation never became effective.

VentureNet Capital Group (VNTN) is reviewing its legal options relative to Michael Brette's breach of contract. VentureNet Capital Group (VNTN) is relocation to its former offices located at 405 Central Avenue, Lobby Level, St. Petersburg, Florida 33701.

Item 7. Financial Statements and Exhibits.

        The following are the exhibits filed as part of this report:

        (b)  Schedule of Exhibits.

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             Exhibit 2. Plan of Acquisition (Exchange Agreement).

             Exhibit 4. Instruments defining the rights of security holders appear as Exhibit 4 to Registrant's Annual Report on Form 10-KSB filed for the period ending December 31, 1999, and are incorporated herein by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Internet Stock Market Resources, Inc.


Date: September 26, 2001           By: /s/  A.N. Kyriakides
                                       ---------------------------------
                                       A.N. Kyriakides, President
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                                 EXHIBIT INDEX

EXHIBIT                 DESCRIPTION
-------                 -----------
   2                    Plan of Acquisition